As filed with the Securities and Exchange Commission on August 23, 2010.

Registration No. 333-125257

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

EF JOHNSON TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	47-0801192
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1440 Corporate Drive

Irving, Texas 75038

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Elaine Flud Rodriguez

EF Johnson Technologies, Inc.

1440 Corporate Drive

Irving, Texas 75038

(972) 819-0700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael J. Kennedy

Jeffrey Wolf

Shearman & Sterling LLP

525 Market Street

San Francisco, CA 94105

(415) 616-1100

approximate date of commencement of proposed sale to the public Not Applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐
Non-accelerated filer ☐	Smaller Reporting Company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3, File No. 333-125257 (the “Registration Statement”), of EF Johnson Technologies, Inc. (the “Company”), which was originally filed with the Securities and Exchange Commission on May 26, 2005, pertaining to the registration of 6,900,000 shares of the Company’s common stock, par value $0.01.

On August 12, 2010, pursuant to an Agreement and Plan of Merger dated May 15, 2010 among FP-EF Holding Corporation (“Parent”), FP-EF Corporation (“Merger Sub”), a wholly owned subsidiary of Parent, and the Company, as amended by that Amendment to Agreement and Plan of Merger dated June 19, 2010, Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, the Company has terminated any offering of the Company’s securities pursuant to the Registration Statement.  In accordance with an undertaking made by the Company to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statement, if any.

2

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, U.S.A. on August 23, 2010.

EF JOHNSON TECHNOLOGIES, INC.

By:	/s/ Elaine Flud Rodriguez
Name:	Elaine Flud Rodriguez
Title:	Sr. Vice President and General Counsel

3